UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 3, 2001



                         KANEB PIPE LINE PARTNERS, L.P.
               (Exact name of registrant as specified in charter)


      Delaware                      001-5083                     75-2287571
(State of Incorporation)      (Commission File No.)           (I.R.S. Employer
                                                             Identification No.)



2435 North Central Expressway
Richardson, Texas                                             75080
(Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (972) 699-4000

Item 2.   Acquisition or Disposition of Assets.

         On January 3, 2001, the Registrant completed the acquisition of Shore Terminals LLC ("Shore Terminals"). Shore Terminals owns seven terminals, four in California (three in the San Francisco Bay area and one in Los Angeles) and one each in Tacoma, Washington, Portland, Oregon and Reno, Nevada, with a total tankage capacity of 7.8 million barrels. All of the terminals handle petroleum products and, with the exception of the Nevada terminal, have deep water access. The purchase price was approximately $107,000,000 in cash and 1,975,090 units of limited partnership interest of the Registrant. The acquisition, which will become a part of the ST Services terminaling operations of the Registrant, will significantly increase ST Services' presence on the West Coast. Financing for the cash portion of the purchase price was supplied under the Registrant's $275,000,000 unsecured revolving credit with a bank group headed by SunTrust Bank.


Item 7.   Financial Statements and Exhibits.

(a)      Audited financial Statements of the acquired business.
                  Independent Auditors' Report.
                  Shore Terminals LLC Financial Statements
                      Balance  Sheets  -  December  31,  2000 and
                  1999 (As Restated)
                      Statements  of  Operations  -  Years  ended
                  December 31, 2000 and 1999 (As Restated)
                      Statements of Members  Equity - Years ended
                  December 31, 2000 and 1999 (As Restated)
                      Statements  of Cash  Flows  -  Years  ended
                  December 31, 2000 and 1999 (As Restated)
                      Notes to Financial Statements

(b)      Pro forma financial information.

(c)      Exhibit 23 - Consent of Deloitte & Touche LLP; filed herewith.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 19, 2001              KANEB  PIPE  LINE   PARTNERS,L.P.

                                    By:  KANEB PIPE LINE COMPANY,
                                         General Partner

                                    By:           //s//
                                    Name:   Ronald D. Scoggins
                                    Title:  Senior Vice President

INDEPENDENT AUDITORS' REPORT


To the Board of Managers of
Shore Terminals LLC
Martinez, California

We have audited the accompanying balance sheets of Shore Terminals LLC (the "Company") (an indirect majority owned subsidiary of Onyx Holdings, Inc.) as of December 31, 2000 and 1999, and the related statements of operations, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 to the financial statements, the 1999 financial statements have been restated.

As discussed in Note 9 to the financial statements, the Company was sold effective January 1, 2001.


DELOITTE & TOUCHE LLP


Des Moines, Iowa
March 16, 2001

SHORE TERMINALS LLC

BALANCE SHEETS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                              2000            1999
                                                                                          (As Restated,
ASSETS                                                                                     See Note 8)
CURRENT ASSETS:
  Cash and cash equivalents                                               $    258,990    $    112,790
  Accounts receivable, net of allowance of $39,833 and $0, respectively      2,226,497       2,506,863
  Inventories                                                                   57,969          65,891
  Prepaid expenses and other assets                                            516,279         699,560
                                                                           -----------     -----------
        Total current assets                                                 3,059,735       3,385,104
                                                                           -----------     -----------
PROPERTY:
  Land                                                                      13,775,846      13,328,481
  Buildings and improvements and equipment                                   2,088,918       1,836,530
  Tanks, pipeline and docks                                                 79,828,640      76,933,060
                                                                           -----------     -----------
                                                                            95,693,404      92,098,071
  Accumulated depreciation                                                  (8,064,840)     (4,054,926)
                                                                           -----------     -----------
        Property and equipment, net                                         87,628,564      88,043,145
                                                                           -----------     -----------
OTHER NONCURRENT ASSETS:
  Due from members                                                             266,873         236,085
  Debt origination costs, net of accumulated amortization of
     $437,148 and $219,703, respectively                                       695,222         848,612
  Other assets                                                                  22,143
                                                                           -----------     -----------
        Total other noncurrent assets                                          984,238       1,084,697
                                                                           -----------     -----------
TOTAL ASSETS                                                               $91,672,537     $92,512,946
                                                                           ===========     ===========

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt                                     $ 7,176,471     $ 6,470,588
  Accounts payable                                                             838,538         726,264
  Accrued equity participation awards                                        6,551,615
  Accrued liabilities                                                        1,410,516       1,537,200
  Other liabilities                                                          4,410,000         501,000
                                                                           -----------     -----------
        Total current liabilities                                           20,387,140       9,235,052

LONG-TERM DEBT, NET OF CURRENT MATURITIES                                   29,123,529      41,029,412
OTHER LIABILITIES                                                            3,827,000       6,296,000
                                                                           -----------     -----------
        Total liabilities                                                   53,337,669      56,560,464
                                                                           -----------     -----------
MEMBERS' EQUITY:
  Capital contributions                                                     28,000,000      28,000,000
  Retained earnings                                                         10,334,868       7,952,482
                                                                           -----------     -----------
        Total members' equity                                               38,334,868      35,952,482
                                                                           -----------     -----------
TOTAL LIABILITIES AND MEMBERS' EQUITY                                      $91,672,537     $92,512,946
                                                                           ===========     ===========


See notes to financial statements.

SHORE TERMINALS LLC

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                    2000                       1999
                                                                                           (As Restated,
                                                                                            See Note 8)

OPERATING REVENUES                                              $ 33,353,998               $ 26,284,839
                                                                ------------               ------------
COSTS AND EXPENSES:
  Operating expenses                                              12,955,650                  9,674,174
  Selling, general, and administrative expenses                    3,495,348                  2,153,246
  Compensation expense related to equity participation awards      6,551,615
  Depreciation and amortization expenses                           4,264,893                  3,686,474
  Loss on disposal of property                                       198,579
                                                                ------------               ------------
          Total costs and expenses                                27,466,085                 15,513,894
                                                                ------------               ------------
INCOME FROM OPERATIONS                                             5,887,913                 10,770,945
                                                                ------------               ------------
OTHER INCOME (EXPENSE):
  Interest income                                                     10,055                     53,490
  Interest expense                                                (3,515,582)                (3,949,718)
                                                                ------------               ------------
          Total other expense                                     (3,505,527)                (3,896,228)
                                                                ------------               ------------
NET INCOME                                                      $  2,382,386               $  6,874,717
                                                                ============               ============



See notes to financial statements.

SHORE TERMINALS LLC

STATEMENTS OF MEMBERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


                                                                              Total
                                                 Capital        Retained     Members'
                                               Contributions    Earnings      Equity

Balance at January 1, 1999                      $23,000,000   $ 1,042,099   $24,042,099

Restatement of retained earnings (See Note 8)                      35,666        35,666
                                                -----------   -----------   -----------
Balance at January 1, 1999, as restated          23,000,000     1,077,765    24,077,765

Capital contributions                             5,000,000                   5,000,000

Net income, as restated (See Note 8)                            6,874,717     6,874,717
                                                -----------   -----------   -----------
Balance at December 31, 1999, as restated        28,000,000     7,952,482    35,952,482

Net income                                                      2,382,386     2,382,386
                                                -----------   -----------   -----------
Balance at December 31, 2000                    $28,000,000   $10,334,868   $38,334,868
                                                ===========   ===========   ===========




See notes to financial statements.

SHORE TERMINALS LLC

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

                                                                      2000                       1999
                                                                                             (As Restated,
                                                                                              See Note 8)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                      $  2,382,386               $  6,874,717
                                                                  ------------               ------------
  Adjustments  to  reconcile  net  income  to net
    cash  provided  by  operating activities:
    Depreciation and amortization                                    4,264,893                  3,686,474
    Loss on disposal of property                                       198,579
    Changes in:
      Accounts receivable                                              510,183                 (1,394,185)
      Inventories                                                        7,922                    (17,634)
      Prepaid expenses and other assets                                161,138                   (203,278)
      Accounts payable                                                 112,274                    399,576
      Accrued equity participation awards                            6,551,615
      Accrued liabilities                                             (126,684)                   574,570
      Other liabilities                                               (560,000)                  (258,000)
                                                                  ------------               ------------
            Total adjustments                                       11,119,920                  2,787,523
                                                                  ------------               ------------
            Net cash provided by operating activities               13,502,306                  9,662,240
                                                                  ------------               ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Due from members                                                     (30,788)                  (236,085)
  Purchases of property                                             (2,240,013)                (1,744,819)
  Payments for business acquisition                                                           (11,793,394)
  Proceeds from disposal of property                                   178,750
                                                                  ------------               ------------
            Net cash used in investing activities                   (2,092,051)               (13,774,298)
                                                                  ------------               ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                          11,900,000                  8,026,250
  Repayments of long-term debt                                     (23,100,000)               (10,526,250)
  Proceeds from capital contributions                                                           5,000,000
  Payments of debt origination costs                                   (64,055)                   (98,540)
                                                                  ------------               ------------
            Net cash provided by (used in) financing activities    (11,264,055)                 2,401,460
                                                                  ------------               ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                146,200                 (1,710,598)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                           112,790                  1,823,388
                                                                  ------------               ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                            $    258,990               $    112,790
                                                                  ============               ============

                                                                                              (continued)

SHORE TERMINALS LLC

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


                                                                      2000                       1999
                                                                                             (As Restated,
                                                                                              See Note 8)
SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
  Interest paid                                                   $  3,197,355               $  4,372,241
                                                                  ============               ============

SUPPLEMENTAL SCHEDULES OF NONCASH
   INVESTING AND FINANCING ACTIVITIES:
   In connection with an acquisition of a business during 1998, the Company recorded adjustments to the purchase price during 2000 and 1999 by recording additional property and additional other liabilities of $2,000,000 during each year. These adjustments are the result of additional payments to be made during 2001 related to revenues generated during 2000 and 1999 by the facilities acquired.

   In connection with an acquisition of a business during 1998, the Company recorded an adjustment to the purchase price during 2000 by recording other assets and a reduction in property of $229,817. The adjustment is the result of a reimbursement to be received during 2001 related to increased rent on a lease assumed in connection with the acquisition.

   The following assets were acquired and liabilities were assumed in connection with the acquisition of a business in 1999:

   Inventories                                               $     41,302
   Prepaid expenses and other assets                               35,636
   Property                                                    14,197,456
   Other liabilities, current                                    (319,000)
   Other liabilities, noncurrent                               (2,162,000)
                                                             ------------
                                                             $ 11,793,394
                                                             ============
                                                              (concluded)


See notes to financial statements.

SHORE TERMINALS LLC

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------


1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business - Shore Terminals LLC (the "Company") is engaged in the business of storage and terminaling of oil and other petroleum products. The Company operates facilities in or near Tacoma, Washington; Portland, Oregon; Sparks, Nevada; and Martinez, Selby, Richmond, and Los Angeles, California.

      Business Acquisitions - Effective October 29, 1999, the Company acquired the Richmond, Tacoma, Portland, and Sparks facilities for approximately $11,800,000. In accordance with accounting principles generally accepted in the United States of America, the transaction was accounted for by the purchase method. The purchase price was allocated based on the fair values of the assets acquired and liabilities assumed at the date of acquisition.

      In connection with the acquisition of the Martinez, Selby, and Los Angeles facilities during 1998, the Company entered into an agreement with the seller which requires the Company to pay the seller an amount equal to combined annual revenues of these facilities in excess of $20,500,000 up to $2,000,000 per year for the years ending December 31, 1999 and 2000. During 2000 and 1999, the Company accrued $2,000,000 pursuant to this agreement and increased the cost of the Martinez, Selby, and Los Angeles properties. The amount payable under the agreement is due April 15, 2001 and is included in other current liabilities in the accompanying December 31, 2000 balance sheet.

      Lancewood, Inc. owns approximately 97% of the Company.
      Onyx Holdings, Inc. owns 100% of Lancewood, Inc.

      See Note 9 regarding the sale of the Company during January 2001.

      Cash and Cash Equivalents - For financial statement purposes, cash and cash equivalents include currency and demand deposits.

      Inventories - Inventories are stated at the lower of cost (average cost) or market.

      Property  -  Property   is  stated  at  cost  and  (other  than  land)  is
      depreciated,   primarily  using  the  straight-line   method,  based  upon
      estimated useful lives of the assets which range from 3 to 20 years.

      Debt Origination Costs - Debt origination costs represent costs incurred in connection with obtaining long-term debt financing. The costs are amortized using the straight-line method, which approximates the effective interest method, over the term of the related financing agreement.

      Revenue Recognition - Operating revenues include amounts earned under storage and terminaling agreements. Under these agreements, the Company recognizes revenue on a prorata fixed fee basis for barrels stored up to an agreed upon volume. For throughput in excess of the agreed upon volume, revenue is recognized on a per barrel basis.

      Income Taxes - The Company was formed as a limited liability corporation which is treated similar to a partnership for income tax purposes; accordingly, no income taxes are reported in the Company's financial statements.

      Impairment of Long Lived Assets - The Company reviews long lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. In assessing impairment, fair value is based on estimated discounted cash flows as determined by management. As of December 31, 2000 and 1999 and for the years then ended, no impairment loss or reserve was recorded.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Reclassifications - Certain 1999 amounts have been reclassified to conform with 2000 presentation.

      Statement of Financial Accounting Standards - Statement of Financial Accounting Standards No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, is effective for all fiscal years beginning after June 30, 2000. SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company adopted SFAS 133 on January 1, 2001, and determined that SFAS 133 did not have a material impact on the Company's financial position, results of operations, or cash flows.

2.    LONG-TERM DEBT

      As of  December  31,  2000,  long-term  debt  consisted  of a  $33,400,000 revolving note payable and a $2,900,000 term note payable to Fleet National Bank, N.A. Pursuant to the terms of the revolving note, the Company could borrow up to $41,000,000 as of December 31, 2000. The available borrowings under the revolving note are reduced on a quarterly basis by the amount of the scheduled maturities (ranging from $1,000,000 to $1,750,000) with the remaining balance due December 31, 2003. The term note is due in quarterly payments with the remaining balance due December 31, 2003.

      Interest is generally payable quarterly at a variable rate calculated as the higher of the lender's published prime rate plus 0.5% ($2,000,000 at 10% at December 31, 2000) or 1% over the overnight Federal Funds effective rate, or at the option of the Company, a eurodollar rate plus 2.25% ($10,275,000 at 8.875% at December 31, 2000). Effective March 31, 1999,
      the Company entered into an interest rate swap agreement. The swap agreement provides for the Company to pay interest at a fixed rate of 7.78% on certain outstanding borrowings ($21,125,000 at December 31, 2000). The swap agreement provides for quarterly reductions (ranging from $500,000 to $750,000) in the principal amount subject to the interest rate swap until expiration of the swap agreement during September 2001.

      During January 2001, the outstanding principal and interest under these debt agreements was repaid in connection with the sale of the Company, see
      Note 9.

3.    CONCENTRATIONS

      During 2000 and 1999, the Company had sales to two significant customers that individually exceeded 10% of total revenues. During 2000 and 1999, the Company had revenue from these customers totaling approximately $12,653,000 and $16,578,000, respectively. As of December 31, 2000 and
      1999, the Company had accounts receivable from these customers totaling approximately $358,000 and $1,000,000, respectively.

4.    OPERATING LEASES

      As Lessee:

      The Company leases certain equipment under cancelable operating leases with terms of one year or less. Rent expense under these leases was approximately $141,000 and $100,000 for the years ended December 31, 2000 and 1999, respectively.

      The Company also leases certain land and wharf use rights from the Port of Los Angeles and the California State Lands Commission under noncancelable operating leases with terms in excess of one year. Certain leases are subject to periodic rate adjustments and certain leases contain renewal options. Rent expense under these leases was approximately $782,000 and $647,000 for the years ended December 31, 2000 and 1999, respectively.

      As of December 31, 2000 future minimum lease payments were as follows:

      Years Ending December 31:

        2001                                                $   713,045
        2002                                                    713,045
        2003                                                    713,045
        2004                                                    713,045
        2005                                                    713,045
        Thereafter                                            6,024,792
                                                            -----------
                                                            $ 9,590,017
                                                            ===========
      As Lessor:

      The Company has noncancelable storage contracts with terms in excess of one year with its customers which expire over the next eleven years. As of December 31, 2000 future minimum lease receipts were as follows:

      Years Ending December 31:

        2001                                                $ 7,004,002
        2002                                                  4,748,218
        2003                                                  3,123,431
        2004                                                  2,033,804
        2005                                                    724,902
        Thereafter                                            1,199,450
                                                            -----------
                                                            $18,833,807
                                                            ===========

      For the years ended December 31, 2000 and 1999, operating revenues of approximately $29,373,000 and $23,629,000, respectively, were generated from leasing activities. Included in these amounts are contingent rentals of approximately $7,773,000 and $9,579,000 for the years ended December 31, 2000 and 1999, respectively, which are primarily based on barrels stored and throughput.

5.    BENEFIT PLAN

      The Company has a defined  contribution  profit  sharing plan  pursuant to
      Section 401(k) of the Internal Revenue Service Code. The plan is available to substantially all full-time employees of the Company. The Company matches 100% of participant contributions up to 2% of the participant's compensation and provides for discretionary employer profit sharing contributions. Total Company contributions were approximately $218,000 and $187,000 for the years ended December 31, 2000 and 1999, respectively.

6.    EQUITY PARTICIPATION AWARDS

      The Company granted equity participation awards totaling 7.11% to certain key employees. The awards entitle the employees to receive distributable cash, as defined, of the Company in proportion to the equity participation percentage after the distributable cash of the Company reaches a certain level. All of the equity participation awards vested upon the sale of the Company, see Note 9.

      The Company recognized compensation expense of approximately $6,552,000 during 2000 related to these equity participation awards which is recorded in accrued liabilities as of December 31, 2000. As attainment of the required level of distributable cash was not probable during 1999, no compensation cost was recognized by the Company during 1999.

7.    ENVIRONMENTAL CONTINGENCIES

      The Company's operations are subject to extensive environmental laws and regulations. The Company is involved in various environmental matters in the normal course of business. Although the Company believes its operations are in compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in the operations, and there can be no assurance that significant costs and liabilities will not be incurred by the Company. More over, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the Company could result in substantial costs and liabilities to the Company. The Company expenses payments related to existing environmental conditions resulting from past and current operations and from which no current or future benefit is discernable. It is the Company's policy to accrue for these matters if it is probable that a liability has been incurred and an amount is reasonably estimable. As of December 31, 2000 and 1999, liabilities for environmental claims of $4,106,000 and $4,607,000, respectively, are accrued and are included in other liabilities in the accompanying balance sheets. The Company's ultimate liability with respect to these matters may be affected by several uncertainties, primarily the ultimate cost of required remediation and the extent to which other responsible parties contribute.

8.    RESTATEMENT OF 1999 FINANCIAL STATEMENTS

      Subsequent to the issuance of the 1999 financial statements, the Company recorded environmental liabilities relating to certain assets acquired in prior years. The 1999 financial statements have been restated from the amounts previously reported to properly account for the environmental liabilities as follows:

                                                 As Previously
                                                    Reported     As Restated

       At December 31:
         Property, net                            $83,285,159    $88,043,145
         Other liabilities, current                                  501,000
         Other liabilities, noncurrent              2,190,000      6,296,000
         Retained earnings:
           Beginning of year                        1,042,099      1,077,765
           End of year                              7,801,496      7,952,482

       For the year ended December 31:
         Operating expenses                         9,932,174      9,674,174
         Depreciation and amortization expenses     3,543,794      3,686,474
         Net income                                 6,759,397      6,874,717


9.    SUBSEQUENT EVENT

      Effective January 1, 2001, the Company was sold to Kaneb Pipe Line Partners, L.P. (Kaneb). The sale price was approximately $107,000,000 in cash and 1,975,000 units of limited partnership interest of Kaneb with a fair value of approximately $61,000,000.

                              * * * * * *

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Statements") for Kaneb Pipe Line Partners, L.P. ("KPP") have been derived from the audited historical financial statements of KPP and Shore Terminals LLC. The unaudited pro forma condensed consolidated statement of income assumes that the acquisition of Shore Terminals LLC was consummated as of January 1, 2000. The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition was consummated on December 31, 2000.

         The Pro Forma Statements do not purport to be indicative of the financial position or results of operations of KPP had the transactions referred to above occurred on the date indicated, nor are the Pro Forma Statements necessarily indicative of the future financial position or results of operations of KPP. The Pro Forma Statements should be read in conjunction with the consolidated financial statements of KPP and Shore Terminals LLC.

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000
                    (In Thousands - Except Per Unit Amounts)
                                   (Unaudited)




                                                               Shore Acquisition
                                                     -------------------------------------
                                       Partnership     Shore       Pro Forma                Partnership
                                       Historical    Historical   Adjustments    Pro Forma   Pro Forma
                                       -----------   ----------   -----------    ---------  -----------
Revenues ..........................     $ 156,232    $  33,354    $    --        $  33,354    $ 189,586
                                        ---------    ---------    ---------      ---------    ---------
Costs and expenses:
    Operating costs ...............        69,653       13,154         --           13,154       82,807
    Depreciation and amortization .        16,253        4,265        3,043 (a)      7,308       23,561
    General and administrative ....        11,881        3,495       (1,757)(b)      1,738       13,619
    Compensation related to equity
      participation costs .........          --          6,552       (5,170)(c)      1,382        1,382
                                        ---------    ---------    ---------      ---------    ---------
         Total costs and expenses..        97,787       27,466       (3,884)        23,582      121,369
                                        ---------    ---------    ---------      ---------    ---------
Operating income ..................        58,445        5,888        3,884          9,772       68,217

Interest and other income .........         1,442           10         --               10        1,452
Interest expense ..................       (12,283)      (3,516)      (3,240)(d)     (6,756)     (19,039)
                                        ---------    ---------    ---------      ---------    ---------
Income before minority interest and
    income taxes ..................        47,604        2,382          644          3,026       50,630

Minority interest in net income ...          (467)        --            (30)(e)        (30)        (497)

Income tax provision ..............          (943)        --           --             --           (943)
                                        ---------    ---------    ---------      ---------    ---------

Net income ........................        46,194        2,382          614          2,996       49,190

General partners interest in net
    income ........................        (1,639)        --            (30)(f)        (30)      (1,669)
                                        ---------    ---------    ---------      ---------    ---------
Limited partners interest in net
    income ........................     $  44,555    $   2,382    $     584      $   2,966    $  47,521
                                        =========    =========    =========      =========    =========

Allocation of net income per unit..     $    2.43                                             $    2.34
                                        =========                                             =========
Weighted average number of
    Partnership units outstanding..        18,310                     1,975 (g)      1,975       20,285
                                        =========                 =========      =========    =========


     See Notes to Pro Forma Condensed Consolidated Financial Information

                 KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000
                           (Unaudited - In Thousands)



                                                               Shore Acquisition
                                                     -------------------------------------
                                       Partnership     Shore       Pro Forma                Partnership
                                       Historical    Historical   Adjustments    Pro Forma   Pro Forma
                                       -----------   ----------   -----------    ---------  -----------

      Assets
Current assets:
    Cash and cash equivalents .......   $   4,758    $     259    $   --         $     259    $   5,017
    Accounts receivable .............      21,091        2,226                       2,226       23,317
    Prepaid expenses ................       5,291          575                         575        5,866
                                        ---------    ---------    ---------      ---------    ---------
      Total current assets ..........      31,140        3,060        --             3,060       34,200

Net property and equipment ..........     321,355       87,629       82,899 (h)    170,528      491,883

Investment in affiliates ............      22,568                                    --          22,568

Other noncurrent assets .............        --            984         (984)(h)      --           --
                                        ---------    ---------    ---------      ---------    ---------
                                        $ 375,063    $  91,673    $  81,915      $ 173,588    $ 548,651
                                        =========    =========    =========      =========    =========

      Liabilities and Partners' Capital
Current liabilities:
    Current maturities of long-term
      debt .........................    $    --      $   7,176    $  (7,176)(d)  $   --       $    --
    Accounts payable and accrued
      expenses .....................       17,491        2,249         (455)(d)      1,794       19,285
    Equity participation awards ....         --          6,552       (6,552)(c)      --            --
    Accrued distributions payable ..       13,372         --           --            --          13,372
    Payable to general partner .....        1,889         --           --            --           1,889
    Other current liabilities ......         --          4,410         --            4,410        4,410
                                        ---------    ---------    ---------      ---------    ---------
      Total current liabilities ....       32,752       20,387      (14,183)         6,204       38,956

Long-term debt .....................      166,900       29,124       77,945 (d)    107,069      273,969

Other liabilities and deferred taxes.      13,676        3,827                       3,827       17,503

Minority interest ...................         968         --                         --             968

Total partners' capital .............     160,767       38,335       18,153 (g)     56,488      217,255
                                        ---------    ---------    ---------      ---------    ---------
                                        $ 375,063    $  91,673    $  81,915      $ 173,588    $ 548,651
                                        =========    =========    =========      =========    =========

     See Notes to Pro Forma Condensed Consolidated Financial Information

         KANEB PIPE LINE PARTNERS, L.P. AND SUBSIDIARIES
     PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                        DECEMBER 31, 2000
                           (Unaudited)



The following pro forma entries have been applied in the preparation of the Pro Forma Statements:

(a) Represents adjustments to depreciation and amortization of the acquired assets based on the preliminary allocation of purchase price. Depreciation of terminals and related assets acquired is based on a useful life of approximately 20 - 25 years.

(b) Represents adjustment of payroll and related costs associated with the Shore employees not retained by KPP.

(c) Represents adjustment of compensation related to equity participation awards for employees of Shore that have not been retained by KPP. Additionally, the accrued liability related to equity participation awards, which was paid at the Acquisition closing date, has been eliminated.

(d) Represents adjustments to reflect the repayment of existing Shore bank debt ($36.3 million) and accrued interest ($455,000) at the Acquisition date and to record KPP Acquisition debt of $107.1 million. Interest expense has been adjusted to reflect Acquisition debt interest at 6.31% per annum. A 1/8% change in interest rates would result in a $134,000 annual change in interest expense.

(e) Represents the General Partner's 1% interest in Kaneb Pipe Line Operating Partnership, L.P.

(f)      Represents the General Partner's 1% interest in KPP.

(g) Represents 1,975,090 units issued in connection with the Acquisition at a value of $28.60 per unit ($56.5 million) and elimination of Shore's historical Members' Equity.

(h) Represents the preliminary allocation of the estimated fair value of the acquired assets and liabilities, however, the final valuation of the assets and liabilities is not complete as of the date of the filing. KPP does not expect any significant modifications to the preliminary purchase price allocation that would have a material effect to the Pro Forma Statements presented.

                                 EXHIBIT INDEX

Exhibit No.         Description

    23              Consent of Deloitte & Touche LLP